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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Homeland Holding Corporation dated June 23, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated as of:  June 23, 1997                  SOROS FUND MANAGEMENT LLC


                                             By:      /s/ Michael C. Neus
                                                      Michael C. Neus
                                                      Assistant General Counsel


                                             GEORGE SOROS


                                             By:      /s/ Michael C. Neus
                                                      Michael C. Neus
                                                      Attorney-in-Fact


                                             STANLEY F. DRUCKENMILLER


                                             By:      /s/ Michael C. Neus
                                                      Michael C. Neus
                                                      Attorney-in-Fact